Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-228662 on Form S-3 and Registration Statement No. 333-210029 on Form S-8 of our reports dated November 15, 2021, relating to the financial statements of The RMR Group Inc. and the effectiveness of The RMR Group Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended September 30, 2021.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
November 15, 2021